Exhibit 99.1


Antigenics Reports Third Quarter 2004 Financial Results and Recent Highlights

     NEW YORK--(BUSINESS WIRE)--Oct. 19, 2004--Antigenics Inc. (NASDAQ: AGEN) reported results today for the quarter ended September 30, 2004. The company incurred a net loss attributable to common stockholders of $18.7 million, or $0.41 per share, basic and diluted, for the third quarter of 2004. This is compared with a net loss attributable to common stockholders in the third quarter of 2003 of $17.8 million, or $0.45 per share, basic and diluted. Research and development costs were $9.8 million in the third quarter of 2004, compared with $13.2 million for the same period in 2003. The decrease in research and development costs were primarily related to a reduction in clinical-related costs due to the completion of enrollment in the Phase 3 renal cell carcinoma trial. For the quarter ended September 30, 2004, the company incurred a loss from continuing operations of $18.5 million or $0.41 per share, basic and diluted. This is compared with a loss from continuing operations in the third quarter of 2003 of $17.8 million or $0.45 per share, basic and diluted. Cash, cash equivalents and short-term investments equaled $106.3 million on September 30, 2004.
     "We continue to make important strides in the advancement of our lead product candidate Oncophage," said Garo H. Armen, PhD, chairman and CEO of Antigenics. "Our kidney cancer trial is on target with our timelines and anticipated to reach the required number of events in the first half of 2005. As the culmination of our efforts over the past 10 years, we are very much looking forward to delivering a significant breakthrough for patients suffering from cancer."

     Recent Highlights

     -- The manufacturing success rate for the Phase 3 trial of Oncophage(R) (HSPPC-96) in metastatic melanoma has improved significantly, from 69 percent to 83 percent, subsequent to the implementation of an improved process for production of vaccine from metastatic tissue.

     -- The Phase 3 metastatic melanoma trial has now been closed to enrollment. Antigenics expects results to be analyzed and announced in the second quarter of 2005.

     -- In September, Alastair J. J. Wood, MD, was appointed to Antigenics' board of directors. Dr. Wood brings more than 20 years of health care and pharmaceutical experience. Most recently, he was the drug therapy editor of the New England Journal of Medicine from 1992 to 2004, and is currently a member of the US Food and Drug Administration's nonprescription drug advisory committee.

     -- In July, Roman M. Chicz, PhD, was appointed as senior vice president of research and preclinical development.

     Conference Call Information

     Antigenics executives will host a conference call at 11:00 a.m. ET today. To access the live call, dial 888.271.9082 (domestic) or 706.679.7741 (international); the access code is 1430172. The call will also be webcast and will be accessible from the company's website at www.antigenics.com/webcast/. A replay will be available approximately two hours after the call through midnight ET on November 2, 2004. The replay number is 800.642.1687 (domestic) or
706.645.9291 (international), and the access code is 1430172. The replay will also be available on the company's website approximately two hours after the live call.

     About Antigenics

     Antigenics is working to develop personalized immunotherapeutics and revolutionary treatments for cancers, infectious diseases and autoimmune disorders. The company's lead product candidate is Oncophage, a late-stage, personalized cancer vaccine being evaluated in several indications, including renal cell carcinoma and metastatic melanoma. Antigenics' portfolio also includes AG-858, a personalized cancer vaccine in Phase 2 development; Aroplatin(TM), a Phase 2 liposomal chemotherapeutic; and AG-702/AG-707, a Phase 1 genital herpes program. For more information about Antigenics, please visit www.antigenics.com.

     This press release contains forward-looking statements, including statements regarding the ability to deliver a significant benefit for patients suffering from cancer, the timing of when the requisite number of events will occur in the renal cell carcinoma trial, and the timing for the analysis on announcement of the Phase 3 metastatic melanoma. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. Risks and uncertainties include, among others, the results from ongoing Phase 3 clinical trials; the need for and extent of additional clinical trials; the regulatory regime in which the company operates; and the factors described under the heading "Risk Factors" in the Amendment No. 1 to Form S-3 as filed with the Securities and Exchange Commission on September 29, 2004. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics' business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics' business and securities, investors should give careful consideration to these risks and uncertainties.

                   Summary Consolidated Financial Information

              Condensed Consolidated Statements of Operations Data
                      (in thousands, except per share data)
                                   (unaudited)

                               Three months ended  Nine months ended
                                   September 30,      September 30,
                                 2004      2003      2004      2003
                               --------- --------- --------- ---------
Revenue                        $    282  $      -  $    579  $    928

Operating expenses:
Cost of Sales                         5         -         5
Research and development          9,816    13,201    31,641    35,079
General and administrative        6,317     4,745    18,439    14,699
Acquired in-process research
 and development                  2,888               2,888
                               --------- --------- --------- ---------
Operating loss                  (18,744)  (17,946)  (52,394)  (48,850)

Other income, net                   269       141       647       792

                               --------- --------- --------- ---------
Loss from continuing
 operations                     (18,475)  (17,805)  (51,747)  (48,058)

Income from discontinued
 operations (including gain on
 disposal of $14 million in
 2004)                                -        37    13,034       180

                               --------- --------- --------- ---------
Net loss                        (18,475)  (17,768)  (38,713)  (47,878)

Dividends on Series A
 convertible preferred stock       (197)      (26)     (593)      (26)

                               --------- --------- --------- ---------
Net loss attributable to
 common stockholders           $(18,672) $(17,794) $(39,306) $(47,904)
                               ========= ========= ========= =========

Per common share data:
Loss from continuing
 operations, basic
 and diluted                   $  (0.41) $  (0.45) $  (1.18) $  (1.24)
Net loss attributable to
 common stockholders, basic
 and diluted                   $  (0.41) $  (0.45) $  (0.89) $  (1.23)
Weighted average number of
 common shares outstanding,
 basic and diluted               45,360    39,474    44,405    38,821

                    Condensed Consolidated Balance Sheet Data
                                 (in thousands)
                                   (unaudited)

                               September           December
                                  30,                 31,
                                 2004                2003
                               ----------          ----------
Cash, cash equivalents and
 short-term investments        $106,267            $ 89,478
Total assets                    152,091             140,080
Total stockholders' equity      123,296             105,246

    CONTACT: Antigenics Inc.
             Investor Relations:
             Jack Howarth, 212-994-8244
             jhowarth@antigenics.com
             or
             Sunny Uberoi, 212-994-8206
             suberoi@antigenics.com